Exhibit 10.14
NOBAO RENEWABLE ENERGY HOLDINGS LIMITED
May 3, 2011
Government of Singapore Investment Corporation Pte Ltd
168 Robinson Road, #37-01 Capital Tower
Singapore 068912
Dear Sirs:
     This letter agreement is to confirm our agreement relating to the purchase by Government of Singapore Investment Corporation Pte Ltd (the “Investor”), a company incorporated under the laws of Singapore, of ordinary shares (“Shares”) in Nobao Renewable Energy Holdings Limited, a company incorporated in the Cayman Islands (the “Company”), on the terms and subject to the conditions set forth herein. The Investor’s purchase of the Shares will be subject to and concurrent with the Company’s initial public offering (the “IPO”) of American depositary shares (“ADS”), each representing such number of Shares as specified in the registration statement on Form F-1, including the Prospectus (as defined below) (the “Registration Statement”) that the Company has filed or will file with the U.S. Securities and Exchange Commission (the “Commission”) in connection with the IPO or any amendments thereto.
     In furtherance of the foregoing, the parties hereto agree as follows:
     1. Purchase. Upon the terms and subject to the conditions of this letter agreement, at the Closing (as defined below), the Investor shall purchase from the Company, and the Company shall issue, sell and deliver to the Investor, a number of Shares (the “Purchased Shares”) equal to US$30 million (the “Total Purchase Price”) divided by the initial public offering price for the Shares offered by the Company in the form of ADSs in the IPO (the “Price Per Share”), free and clear of all liens or encumbrances (other than those created by virtue of this letter agreement). The Price Per Share shall be calculated as the initial public offering price of the ADSs as specified in the final prospectus filed with the Commission (the “Prospectus”) divided by the number of Shares each such ADS represents. In consideration for the issuance and sale of the Purchased Shares, against delivery thereof to the Investor, and upon the terms and subject to the conditions of this letter agreement, at the Closing the Investor shall pay or cause to be paid by 5 p.m. (New York time) to the Company by wire transfer in immediately available funds in United States dollars to an account designated by the Company an amount equal to the Total Purchase Price. All such sales shall be made (i) on the same terms as the ADSs being offered in the IPO and (ii) pursuant to and in reliance upon Regulation S (“Regulation S”) and/or Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”).
     2. Closing; Conditions.
     (a) The closing of the sale and purchase of the Purchased Shares (the “Closing”) shall take place, subject to the conditions set forth in paragraph 2(b) below; concurrently with the consummation of the IPO and pursuant to the procedures set out in paragraph 1 above, and the Closing under this Agreement will take place at the offices of

O’Melveny & Myers LLP, 37th Floor, Plaza 66, 1266 Nanjing Road West, Shanghai, China or at such other place as the Company and the Investor may mutually agree.
     (b) The Closing shall be conditioned upon (unless this condition is waived by the Investor and the Company) the purchase of the ADSs by the underwriters for offer to the public in the IPO.
     3. Restrictions on Transfers of Purchased Shares.
     (a) The Investor shall not, without the prior written consent of Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs (Asia) L.L.C., and UBS AG, as representatives (the “Representatives”) of the underwriters of the IPO, (1) directly or indirectly, offer, sell, pledge, contract to sell, announce the intention to sell, issue, lend, grant or purchase any option, right or warrant for the sale of, or otherwise dispose of or transfer (each of the foregoing referred to as a “Disposition”), any of the Purchased Shares (the “Lock-Up Securities”) during the period specified in clause (b) below (the “Lock-Up Period”); provided however, the Investor shall be entitled to effect a Disposition to any affiliate of the Investor so long as such affiliate agrees to be bound to the then remaining term of this Lock-Up Period, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition; or (2) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the Lock-Up Securities, whether any such swap or transaction described in (1) or (2) above is to be settled by delivery of the Lock-Up Securities or other securities, in cash or otherwise, during the Lock-Up Period.
     (b) The initial Lock-Up Period will commence on date of Closing and continue until, and include, the date that is 180 days after the date of the Prospectus (the “Initial Lock-Up Period”); provided, however, that if (1) during the last 17 days of the Initial Lock-Up Period, (A) the Company releases earnings results or (B) material news or a material event relating to the Company occurs, or (2) prior to the expiration of the Initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period following the last day of the Initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless the Representatives waive, in writing, such extension.
     (c) Any attempt to transfer any Purchased Shares in violation of the terms of this letter agreement shall be null and void, and neither the Company or any transfer agent shall register upon its books any transfer of Purchased Shares by the Investor to any Person except a Transfer which is not in violation of this letter agreement.
     (d) The Investor shall, prior to the initial public filing of the Registration Statement with the Commission, enter into a lock-up agreement with the Representatives containing provisions substantially as provided in subparagraphs (a) through (c) of this paragraph 3.
     4. General Representations and Warranties of the Parties. Each of the Investor and the Company represents and warrants, as of the date hereof and as of the date of the Closing, to the other party hereto as follows:

     (a) Such party is an entity duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation and has taken all action necessary on the part of such party (and, in the case of the Company, its members, partners or equityholders have taken all necessary required action) for the authorization, execution and delivery of this letter agreement and the performance of all obligations of such party hereunder.
     (b) This letter agreement constitutes a valid and legally binding obligation of such party, enforceable against such party in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.
     (c) The execution, delivery and performance of this letter agreement does not and will not (i) conflict with or result in any breach of any of, constitute a default under, or result in a violation of any law, rule, regulation or judgment applicable to such party, (ii) conflict with or result in a breach of the organizational documents of such party, (iii) violate or conflict in any material respect with, or result in a material breach of any provision of, or constitute a material default under, or result in the creation of any material lien or encumbrance upon any of the material assets of such party (other than the Purchased Shares) under, any of the terms, conditions or provisions of any material agreement or other obligation of such party.
     5. Representations and Warranties of the Investor. The Investor represents and warrants, as of the date hereof and as of the date of the Closing, to the Company as follows:
     (a) It has received and reviewed a private placement memorandum, as amended and restated from time to time, with respect to the transaction contemplated hereby (the “PPM”).
     (b) It is not a U.S. Person (as defined in Regulation S).
     (c) It is acquiring the Purchased Shares in an offshore transaction in reliance on Regulation S.
     (d) It does not, directly or indirectly, own more than five percent of any class of voting securities of any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or of a holding company for any FINRA member, and is not otherwise a “restricted person” for the purposes of FINRA Rule 5130.
     (e) It has received all the information that it considers necessary and appropriate to decide whether to acquire the Purchased Shares hereunder. The Investor is not relying on any statements or representations made in connection with the transactions contemplated hereby other than representations contained in this letter agreement and other than the information set forth in the PPM.
     (f) It is relying solely on its own counsel and other advisors for legal, financial and other advice with respect to this investment or the transactions contemplated by this letter agreement and any related documents, and not on any statements or representations of any of the Company, the underwriters of the IPO, or its or their agents, written or oral, other than the representations made by the Company in this letter agreement and other than the information set forth in the PPM.
     6. Representations and Warranties of the Company. Except with respect to the representation contained in paragraph 6(b), which shall be made only as of the date of the Closing, the Company represents and warrants, as of the date hereof and as of the date of the Closing, to the Investor as follows:
     (a) The Purchased Shares to be issued to the Investor at the Closing pursuant to the terms of this letter agreement have been duly and validly authorized and when such Purchased Shares are issued to the Investor in accordance with the terms of this letter agreement, all of such Purchased Shares will be validly issued and will be delivered to the Investor free and clear of all liens and encumbrances (other than pursuant to this letter agreement).
     (b) No directed selling efforts (as defined Regulation S) have been made by the Company, any of its affiliates or any person acting on its behalf with respect to any Purchased Shares that are not registered under the Securities Act; and none of such persons has taken any actions that would result in the sale of the Purchased Shares to the Investor under this letter agreement requiring registration under the Securities Act; and the Company is a “foreign issuer” (as defined in Regulation S).
     (c) The Registration Statement, if and when declared effective by the Commission (the “Effective Statement”), will comply in all material respects with the applicable provisions of the Securities Act and the rules and regulations promulgated thereunder and will not (except for the absence of pricing related information) contain an untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     7. Investor Description. The Investor hereby consents and undertakes to promptly provide a description of its organization and business activities to the Company (the “Investor Description”), and hereby represents that the Investor Description will be true and accurate and complete in all material respects and will not be misleading, as may be reasonably required by the Company for the purpose of satisfying the disclosure obligations in connection with the Registration Statement and the prospectus therein under applicable laws and regulations and the listing rules of New York Stock Exchange. The Investor also consents to the inclusion of the Investor Description and the Investor’s name as well as the matters relating to the Investor’s subscription of the Purchased Shares in the Registration Statement and the prospectus therein, and in press releases and other marketing materials for the IPO. Additionally, the Investor hereby consents to the filing of this Agreement as an exhibit to the Registration Statement. The Investor acknowledges that the Company and others will rely upon the truth and accuracy of the Investor Description, and it agrees to notify the Company promptly in writing if any of the content contained therein ceases to be true and accurate and complete or becomes misleading.
     8. Restrictive Legend. Each certificate representing the Purchased Shares shall be endorsed with the following legend (in addition to any legend required under applicable state securities laws):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED: (A) IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (2) AN EXEMPTION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS OR (3) DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED; AND (B) WITHIN THE UNITED STATES OR TO ANY U.S. PERSON, AS EACH OF THOSE TERMS IS DEFINED IN REGULATION S UNDER THE ACT, DURING THE 40 DAYS FOLLOWING CLOSING OF THE PURCHASE. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.
     9. Indemnification. Notwithstanding anything to the contrary in this letter agreement, the Company shall indemnify and hold harmless the Investor from and against all losses, costs, claims, damages, liabilities, expenses (including reasonable attorneys’ and accountants’ fees, costs of investigation, costs of suit and costs of appeal), fines and penalties actually incurred arising out of or relating to any breach of the representations and warranties made by the Company herein.
     10. Miscellaneous. The Company shall afford the Investor a reasonable opportunity to review and comment on any description of the Investor and/or the transactions contemplated by this letter agreement that is to be included in the Registration Statement filed on or after the date hereof, provided that the Investor shall have the final say in such description.
     Neither this letter agreement nor any provision hereof may be amended, modified or waived except by an instrument in writing signed by the parties hereto. The failure or delay of any party to enforce or exercise any rights under any of the provisions of this letter agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce or exercise any rights under each and every provision of this letter agreement in accordance with its terms. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
     This letter agreement contains the full and entire understanding and agreement among the parties hereto with regard to the subject matters hereof and thereof and supersede all prior understandings and agreements, written or oral, relating to the matters set forth herein and therein. Neither this letter agreement nor any of their rights hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.
     Any term or provision of this letter agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this letter agreement or affecting the validity or enforceability of any of the terms or provisions of this letter agreement in any other jurisdictions, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
     This letter agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and, except for Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs (Asia) L.L.C., and UBS AG solely with respect to paragraphs 3, 4, 5 6 and 7 above, shall not be construed to inure to the benefit of any other party. Any dispute arising out of or relating to this letter agreement, including any question regarding its existence, validity or termination (“Dispute”), shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules. There shall be three arbitrators. The language to be used in the arbitration proceedings shall be English. Each of the parties hereto irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity or immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this letter agreement or the transactions contemplated hereby.
     Except for the representations and warranties of the Company made in paragraph 6(a) hereof, each of the representations and warranties of the Company and the Investor contained in this letter agreement shall survive the Closing for a period of one year following the Closing.
     This letter agreement may be signed in counterparts, each of which shall constitute an original and which together shall constitute one and the same agreement.
     11. Termination. This letter agreement shall terminate automatically and be of no further force or effect if the IPO has not been consummated by September 30, 2011; provided that any termination of this letter agreement will not relieve any party for any liability arising from a breach of representation, warranty, covenant or agreement occurring prior to such termination.

Very truly yours, NOBAO RENEWABLE ENERGY HOLDINGS LIMITED
By:	/s/ Kowk Ping Sun
	Name:	Kwok Ping Sun
	Title:	Chairman and CEO

Agreed and Accepted
as of the date first set forth above

Government of Singapore Investment Corporation Pte Ltd
By:	/s/ QUAH WEE GHEE
	Name:	QUAH WEE GHEE
	Title:	Managing Director

By:	/s/ CHUA LEE MING
	Name:	CHUA LEE MING
	Title:	Managing Director

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